                                                            CONFIDENTIAL

                                   EXHIBIT 10.24

                                   CONFIDENTIAL TREATMENT HAS BEEN REQUESTED
                                   WITH RESPECT TO CERTAIN PORTIONS OF THIS
                                   DOCUMENT.  SUCH PORTIONS HAVE BEEN OMITTED
                                   FROM THIS FILING AND HAVE BEEN FILED
                                   SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                   COMMISSION.

                             DISTRIBUTION AGREEMENT

This Agreement (the "Agreement") is made and entered into as of the 5th day of June, 1991 by and between INGRAM MICRO INC., a California corporation ("Ingram"), and RADIUS INC., a California corporation ("Vendor").

                                    RECITALS

Vendor manufactures, produces, and/or supplies microcomputer products and desires to grant to Ingram the right to sell and distribute the products, as hereinafter defined, upon the terms and conditions set forth below. Ingram is engaged in the sale and distribution of microcomputer products and desires to have the right to sell and distribute Vendor's products upon said terms and conditions. In consideration of the mutual covenants and agreements set forth below, the parties hereto agree as follows:

1.   RECITALS. The recitals stated above are incorporated herein by reference.

2.   GRANT OF DISTRIBUTION RIGHTS.

     2.1 Vendor hereby grants to Ingram, and Ingram accepts, the nonexclusive right to distribute in the United States those computer products designed for IBM-PCs and IBM-PC compatibles listed on EXHIBIT A attached hereto and made a part hereof, as that Exhibit A may be amended from time to time by Vendor in its sole discretion and subject to Section 10.3 below. All IBM-PCs and IBM-PC compatible products to be distributed shall be referred to in this Agreement as the "Product" or "Products." Ingram acknowledges that it has no right to distribute products designed by Vendor for use with computers manufactured by Apple Computer, Inc.

     2.2 Vendor grants Ingram only the right to distribute the Product to Ingram's resellers and specifically excludes direct distribution to end-users unless Ingram obtains Vendor's prior written consent. Ingram may distribute the Products to Ingram's resellers that engage in telephone or mail order distribution provided that such resellers comply with Vendor's then current policies for such distribution as Vendor may establish them from time to time. Vendor will notify Ingram of resellers that do not comply with Vendor's telephone or mail order distribution guidelines and Ingram will discontinue sales to such resellers as soon as possible but in no event more than thirty
(30) days after receipt of notice from Vendor.

     2.3 Ingram shall neither export nor sell any Product to customers outside of the United States without the prior written consent of Vendor.

     2.4 Vendor agrees to make available and to sell to Ingram such Products as Ingram shall order from Vendor at the prices and subject to the terms set forth in this Agreement. Ingram shall not be required to purchase any minimum amount or quantity of the Product.

     2.5 Vendor may appoint other distributors to distribute its products. Ingram shall have the right to obtain and/or retain the rights to distribute any other products from other vendors, including products which may compete with the Products.

                                                            CONFIDENTIAL

3.   TERM.
     3.1 The initial term of this Agreement shall be for a period of one (1) year, beginning on the date first above written. Thereafter, this Agreement shall be renewed automatically for successive one (1) year terms without further notice, unless terminated sooner as provided under the provisions of this Agreement.

     3.2 Either party may terminate this Agreement at will, with or without cause, by giving ninety (90) days' written notice to the other party prior to the effective date of the termination.

     3.3 Upon termination or expiration of this Agreement: (a) all unshipped orders automatically will be cancelled; (b) Vendor, at its option, may repurchase any or all Products owned by Ingram at prices to be agreed upon but in no event greater than the price invoiced to and paid by Ingram; (c) all outstanding invoices to Ingram automatically will become due and payable on the effective date of termination; (d) Ingram shall cease using any Vendor trademark, logo, trade name or designation; and (e) if Ingram gives Vendor written notice that it is terminating this Agreement for cause pursuant to
Section 15 below and Vendor fails to correct Vendor's default within the cure period, then Vendor, at Ingram's option, will repurchase any or all Products owned by Ingram at the price invoiced to Ingram, provided that the Products are nondefective, undamaged, contained in factory-sealed cartons and listed on Vendor's current price list at the time when this Agreement is terminated. If Vendor repurchases Product pursuant to this Section 3.3, Vendor will either credit Ingram's account in the amount of the price paid by Vendor in the event Ingram has unpaid invoices, or will pay Ingram in cash.

     3.4 NEITHER VENDOR NOR INGRAM SHALL BE LIABLE TO THE OTHER FOR DAMAGES OF ANY KIND, INCLUDING INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, ON ACCOUNT OF THE TERMINATION OR EXPIRATION OF THIS AGREEMENT. INGRAM WAIVES ANY RIGHT IT MAY HAVE TO ANY OTHER OR ADDITIONAL REMEDY UPON TERMINATION OF THIS AGREEMENT.

4.   OBLIGATIONS OF VENDOR.

     4.1  Vendor shall use its diligent efforts to ship the Product within five
(5) days after receipt of Ingram's order for the Product, unless otherwise directed by Ingram, or unless Ingram has failed to make any payment of invoices as provided in this agreement.

     4.2 At no charge to Ingram, Vendor shall support the Product and any efforts to sell the Product by Ingram, and provide (i) sales literature and advertising materials in reasonable quantities, and (ii) reasonable training and support in the sale and use of the Product to Ingram's employees and customers, if requested by Ingram.

     4.3  Vendor shall use its diligent efforts to notify Ingram at least thirty
(30) days prior to the date any new Product is to be introduced and to make such Product available for distribution by Ingram not later than the date it is first introduced in the marketplace.

     4.4 Vendor agrees to maintain sufficient Product inventory to permit it to fill Ingram's orders on a reasonably timely basis. If a shortage of any Product in Vendor's inventory exists in spite of Vendor's good faith efforts, Vendor will allocate its available inventory of such

                                                            CONFIDENTIAL

                                   CONFIDENTIAL TREATMENT HAS BEEN REQUESTED
                                   WITH RESPECT TO INFORMATION CONTAINED WITHIN
                                   THE "[**]."  SUCH MARKED PORTIONS HAVE BEEN
                                   OMITTED FROM THIS FILING AND HAVE BEEN FILED
                                   SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                   COMMISSION.

Product on a basis Vendor deems equitable, taking into account Ingram's percentage of all of Vendor's customer orders for such Product [**]. In any event, Vendor shall not be liable for any damages or to any person if Vendor fails to meet the delivery schedule.

     4.5 For each Product shipment to Ingram, Vendor shall issue to Ingram an invoice showing Ingram's order number and the Product part number, description, price and any discount. At least monthly, Vendor shall provide Ingram with a current statement of account, listing all invoices outstanding and any payments made and credits given since the date of the previous statement, if any.

5.   OBLIGATIONS OF INGRAM.

     5.1 Ingram will list the Product in all appropriate catalogs and make the Product available to its customers.

     5.2 Ingram will advertise and/or promote the Products as provided in the mutually agreed upon rollout plan attached hereto as EXHIBIT B and will transmit Product information and promotional materials to its customers as reasonably necessary.

     5.3 As reasonably necessary, Ingram will make its facilities available for, and will assist Vendor in providing, Product training and support required under Section 4.2 hereof.

     5.4 Ingram will provide Product technical assistance to its customers as it is reasonably able to do so, and will refer all other technical matters directly to Vendor.

     5.5 By the fifth day of each month, Ingram will provide Vendor with a point of sale report listing each Product sold during the prior month by product model, units, serial number (Ingram's serial number system will be in place no later than 10-1-91) and zip code of the point of sale.

6.   PRICE AND TERMS.

     6.1 The price and applicable discount, if any, for the Product shall be as set forth in Exhibit A. The price at which Ingram resells Product to its resellers will be determined by Ingram in its sole discretion. Prices are stated exclusive of all local sales and use taxes, duties and other taxes of any nature due on account of the purchases and sales hereunder. Ingram will pay all such taxes when invoiced by Vendor or will supply appropriate tax exemption certificates to Vendor.

     6.2 Vendor shall have the right to change the list price of any Product. Vendor shall use its diligent efforts to give thirty (30) days' prior written notice to Ingram of any such price change. In the event that Vendor shall raise the list price of a Product, all orders for such Product placed prior to the effective date of the price increase shall be invoiced at the lower price.
[**]. In the event that Vendor shall lower the list price of a Product, purchase orders accepted prior to the effective date of the price decrease, but not yet shipped, will receive the benefit of the price decrease. Price decreases will also apply to, and Vendor will grant a credit

                                                            CONFIDENTIAL

                              CONFIDENTIAL TREATMENT HAS BEEN REQUESTED
                              WITH RESPECT TO INFORMATION CONTAINED WITHIN
                              THE "[**]."  SUCH MARKED PORTIONS HAVE BEEN
                              OMITTED FROM THIS FILING AND HAVE BEEN FILED
                              SEPARATELY WITH THE SECURITIES AND EXCHANGE
                              COMMISSION.

for, all units of the Product (other than replacement parts) that [**]. The dollar amount of this inventory price protection shall be determined by Vendor in its sole discretion.

     6.3 Terms of payment for any order shall be net thirty (30) days. In the event that Ingram fails to pay any invoice when due, Vendor may (a) declare all amounts owed by Ingram to be immediately due and payable, and (ii) refuse to ship any further Products until Ingram has paid all invoiced amounts in full.

7.   SHIPPING.

Vendor shall ship Product only pursuant to Ingram purchase orders received by Vendor. Product shall be shipped FOB Vendor's point of shipment, with title (except for software) and risk of loss or damage to pass to Ingram upon delivery by Vendor to the carrier specified in Ingram's freight routing instructions attached hereto as EXHIBIT C which may be amended by Ingram in its sole dicretion from time to time.

8.   COOPERATIVE ADVERTISING.

     8.1 Ingram may advertise and promote the Product in a commercially reasonable manner and may use Vendor's trademarks, service marks and trade names in connection therewith; provided that, Ingram shall submit the advertisement or promotion to Vendor for review and approval prior to initial release, which approval shall not be unreasonably withheld or delayed.

9.   EVALUATION UNITS.

At the request of Ingram and subject to Vendor's approval, Vendor shall loan evaluation units of the Product to Ingram solely for Ingram's internal use in aiding Ingram's sales staff in the promotion of the Product. At anytime such units will be returned to Vendor upon Vendor's request in good condition, reasonable wear and tear excepted.

10.  STOCK BALANCING.

     10.1 Vendor agrees to accept on a quarterly basis commencing with the end of the first full calendar quarter following the date of this Agreement, a shipment of nondefective and undamaged Products contained in factory-sealed cartons that are listed on Vendor's current price list at the time the Products are returned, and to credit Ingram's account in the amount of the net price paid by Ingram therefor less any discounts or credits previously received, provided that: (a) Ingram exercises its right hereunder within the first [**] of the quarter immediately following the quarter during which such Products were purchased and paid for; (b) Ingram obtains a return material authorization number from Vendor prior to any such return; (c)[**]; (d) [**]; (e) Ingram returns no more than [**] of all such Products purchased by Ingram within the immediately preceding quarter. [**].

                                                            CONFIDENTIAL

                                   CONFIDENTIAL TREATMENT HAS BEEN REQUESTED
                                   WITH RESPECT TO INFORMATION CONTAINED WITHIN
                                   THE "[**]."  SUCH MARKED PORTIONS HAVE BEEN
                                   OMITTED FROM THIS FILING AND HAVE BEEN FILED
                                   SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                   COMMISSION.

     10.2 Vendor reserves the right to correct, improve, modify and enhance the Product, in whole or in part, as Vendor deems necessary or desirable. Vendor will use reasonable efforts to give Ingram at least sixty (60) days prior written notice of any material change in form, fit or function.

     10.3 Vendor reserves the unilateral right, without liability, to discontinue any or all Products. Vendor shall use its diligent efforts to provide Ingram [**] notice that it is discontinuing production of the Product or any version thereof. Upon such notice Ingram may sell through any such inventory of affected Product, or may return any such affected Product in its inventory to Vendor for credit provided that (a) Ingram exercises its rights hereunder no later than [**] following the close of the quarter in which the discontinuance occurred, (b) Ingram obtains a return material authorization number from Vendor prior to any such return, (c) all such returned Product is undamaged and contained in factory-sealed cartons, (d) [**], and (e) such inventory was shipped to Ingram no more than [**] of the Product discontinuance. Any credit or refund due Ingram for returned Product shall be equal to the purchase price of the Product, less any discounts or credits previously received. [**].

11.  PRODUCT WARRANTIES AND LIMITATION OF LIABILITY.

     11.1 VENDOR MAKES NO WARRANTIES OR REPRESENTATIONS AS TO PERFORMANCE OF THE PRODUCTS OR AS TO SERVICE TO INGRAM OR TO ANY OTHER PERSON, EXCEPT AS SET FORTH IN VENDOR'S LIMITED WARRANTY ACCOMPANYING DELIVERY OF THE PRODUCT. VENDOR RESERVES THE RIGHT TO CHANGE THE WARRANTY AND SERVICE POLICY SET FORTH IN SUCH LIMITED WARRANTY OR ELSEWHERE, AT ANY TIME, WITHOUT FURTHER NOTICE AND WITHOUT LIABILITY TO INGRAM OR TO ANY OTHER PERSON. TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT, ARE HEREBY EXCLUDED. NEITHER PARTY'S LIABILITY UNDER THIS AGREEMENT SHALL EXCEED THE ACTUAL AMOUNT PAID BY INGRAM UNDER THIS AGREEMENT IN THE TWELVE MONTHS (12) PRECEDING THE FILING OF THE CAUSE OF ACTION RELATING TO THE EVENTS GIVING RISE TO SUCH LIABILITY AND SHALL IN NO EVENT INCLUDE INCIDENTAL, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES OF ANY KIND, EVEN IF THE PARTY IS AWARE OF THE POSSIBILITY OF SUCH DAMAGES.

     11.2 Ingram may return Product found to be defective within the later to occur of sixty (60) days of Ingram's receipt of that Product, or within thirty
(30) days of receipt of that Product by any reseller from Ingram, provided that Ingram obtains a return material authorization number. Ingram agrees to batch all defective Product returned by Ingram or its resellers and to ship such defective products to Vendor once every thirty (30) days. Vendor may, at its option, either (a) provide Ingram within thirty (30) days' of Vendor's receipt of such Product with a new replacement Product or (b) credit Ingram for the amount of the Product's purchase price less any discounts or credits previously received.

     11.3 In the event Vendor recalls any or all of the Products due to defects or for revisions, Ingram shall provide reasonable assistance in such recall. Vendor agrees to pay all

                                                            CONFIDENTIAL

freight costs related to such recalls but has no obligation to pay handling charges or otherwise reimburse Ingram for its assistance.

12.  INDEMNITY.

     12.1 Vendor shall defend, indemnify, and hold harmless Ingram from and against all losses, damages, liabilities, costs or expenses (including but not limited to attorneys' fees) incurred by Ingram as a result of any third party claim based on an allegation that any Product supplied hereunder infringes a patent, copyright, trade secret or other proprietary right under the laws of the United States, provided, that Ingram promptly notifies Vendor in writing of any such claim, gives Vendor sole control of the defense and all related settlement negotiations, and cooperates with Vendor in defending or settling any such claim. With the exception of Section 12.2 below, Vendor grants no indemnity with respect to any other claim against Ingram, including but not limited to any claim based on the combination, operation, or use of Products with equipment, data or programming not supplied by Vendor, or based on any alteration or modification of any Product. If an infringement claim is asserted, or if Vendor believes one likely, Vendor may: (a) procure a license from the person claiming or likely to claim infringement; (b) modify the Product, as appropriate, to avoid the claim of infringement, as long as the modification for this purpose does not materially impair the operation thereof; or (c) accept the return of the Products in Ingram's inventory subject to or likely to be subject to the claim and refund to Ingram the price paid for them, reflecting any quantity or other discounts granted to Ingram. THE FOREGOING STATES VENDOR'S EXCLUSIVE OBLIGATION WITH RESPECT TO CLAIMS OF INFRINGEMENT OF PROPRIETARY RIGHTS OF ANY KIND.

     12.2 Vendor shall defend, indemnify, and hold harmless Ingram from and against all losses, damages, liabilities, costs or expenses (including but not limited to attorneys' fees) for any injury or damage (including but not limited to any personal or bodily injury or property damage) arising out of resulting from any defect in unaltered and unmodified Products, provided that Ingram promptly notifies Vendor in writing of such claim, gives Vendor sole control of the defense and all related settlement negotiations, and cooperates with Vendor in defending or settling any such claim.

     12.3 Ingram agrees to defend, indemnify and hold Vendor harmless from any and all losses, damages, liabilities, costs and expenses (including but not limited to attorneys' fees) incurred by Vendor as a result of any third party claim arising from Ingram's activities (other than the mere marketing of Products) under this agreement, provided that Vendor promptly notifies Ingram in writing of such claim, gives Ingram sole control of the defense and all related settlement negotiations, and cooperates with Ingram in defending or settling any such claim.

13.  PRODUCT MARKINGS.

Vendor shall clearly mark on the packaging of each unit of Product the Product's name and computer compatibility. Ingram will include on each Product that it distributes all trademarks, copyrights and other notices of proprietary rights included by Vendor on such Products.

14.  REPRESENTATIONS AND WARRANTIES.

Vendor warrants and represents that:

     14.1 The Products or their use do not infringe upon any patents, copyrights, or trademarks under the laws of the United States, and that there are not any suits or proceedings pending or threatened which allege that any Product or the use thereof infringes upon such patents, copyrights, or trademarks;

                                                            CONFIDENTIAL

     14.2 Sales to Ingram of the Products at the listed price and/or discounts do not in any way constitute violations of federal, state, or local laws, ordinances, rules or regulations, including any antitrust laws or trade regulations;

     14.3 It has product liability insurance in an amount and scope comparable to that of companies of similar size in its industry.

15.  DEFAULTS.

     15.1 For purposes of this Agreement, a party shall be in default if (a) it materially breaches a term of this Agreement and such breach continues for a period of twenty (20) days after it has been notified of the breach in writing, or (b) it shall cease conducting business in the normal course, become insolvent, make a general assignment for the benefit of creditors, suffer or permit the appointment of a receiver for its business or assets, or shall avail itself of or become subject to any proceeding under the Federal Bankruptcy Act or any other federal or state statute relating to insolvency or the protection of rights of creditors.

     15.2 Upon the occurrence of an event of default as described in Section 15.1, the party not in default may immediately terminate this Agreement by giving written notice to the party in default.

     15.3 The rights and remedies provided to the parties in this Section 15 shall not be exclusive and are in addition to any other rights and remedies provided by this Agreement or by law or in equity.

16.  INSURANCE.

During the term of this Agreement, both parties will maintain insurance in an amount and scope comparable to that of companies of similar size in their respective industries.

17.  OTHER PROVISIONS.

     17.1 Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of California applicable to agreements entered into between California residents and performed entirely within California.

     17.2 Notices. All notices, requests, demands and other communications called for or contemplated hereunder shall be in writing and shall be deemed to have been duly given upon the earlier to occur of two (2) days after mailing by U.S. certified or registered first-class mail or upon delivery by any return receipt express courier, prepaid, and addressed to the parties at the addresses set forth at the end of this Agreement or at such other addresses as the parties may designate by written notice.

     17.3 Proprietary Software. Ingram acknowledges that Products often contain not only hardware but software. Such software may be included in ROMs, PALs or semiconductor chips embedded in the hardware or it may be contained separately on disks or other media. Ingram understands that while Vendor sells its hardware subject to the terms of this Agreement, Vendor does not sell its software. Rather, Ingram is permitted to transfer such software as part of its resale of the associated Product. Such software is proprietary to Vendor and is copyrighted or patented. Ingram also agrees not to reverse engineer any Product or any component thereof.

                                                            CONFIDENTIAL

     17.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; however, this Agreement shall be of no force or effect until executed by both parties.

     17.5 Confidential Information. The parties acknowledge that they will have access to certain trade secrets and information and materials concerning the other party's present or future business development and business activities that are confidential and proprietary, the value of which would be substantially impaired if such information was disclosed to third parties (the "CONFIDENTIAL INFORMATION"). Such Confidential Information includes but is not limited to the terms of this Agreement, business plans, customer lists, sales data, technical data, product information, and financial information. Each party agrees that it will not use the other party's Confidential Information, except in the performance of this Agreement, or disclose such Confidential Information to third parties during the term of this Agreement or following its termination or expiration. Each party will also take the same measures and precautions to protect the other party's Confidential Information as it takes to protect its own Confidential Information. Upon termination or expiration of this Agreement, each party shall deliver to the other all tangible items representing the other party's Confidential Information. For purposes of the foregoing obligations, Confidential Information does not include information which (i) was already rightfully known to the receiving party prior to the time that it was disclosed hereunder, (ii) is in or has entered into the public domain through no breach of this Agreement or wrongful act of the receiving party, (iii) has been rightfully received from a third party not under an obligation of confidentiality to the disclosing party and without breach of this Agreement, (iv) has been approved for release by written authorization of the disclosing party, or (v) is required to be disclosed pursuant to a final binding order of a governmental agency or court of competent jurisdiction. The parties' obligation not to use or disclose Confidential Information will expire five (5) years after the date that such party originally received the Confidential Information from the other party.

     17.6 Implied Waivers. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the full rights to require such performance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be taken, construed, or held to be a waiver of the provision itself or a waiver of any breach thereafter or any other provision hereof.

     17.7 Captions and Section Headings. Captions and section headings used herein are for convenience only, are not a part of this Agreement, and shall not be used in construing it.

     17.8 Covenant of Further Cooperation. Each of the parties agrees to execute and deliver such further documents and to cooperate in such manner as may be necessary to implement and give effect to the agreements contained herein.

     17.9 Binding on Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of each party, its successors and assigns.

     17.10 Severability. A judicial determination that any provision of this Agreement is invalid in whole or in part shall not affect the enforceability of those provisions found not to be invalid.

     17.11 Relationship of Parties. Ingram's relationship with Vendor during the term of this Agreement will be that of an independent contractor.

     17.12 Force Majeure. Vendor shall not be responsible for any failure to perform due to unforeseen circumstances or to causes beyond Vendor's control, including but not limited to

                                                            CONFIDENTIAL

acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods, earthquakes, accidents, strikes, or shortages of transportation, facilities, fuel, energy, labor or materials. In the event of any such delay, Vendor may defer the delivery of orders for Products for a period equal to the time of such delay.

     17.13 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, superseding any and all previous proposals, representations or statements, oral or written. Any previous agreements between the parties pertaining to the subject matter of this Agreement are hereby expressly cancelled and terminated. The terms of this Agreement shall supersede the terms of any invoice or purchase order issued by either party. Any modifications of this Agreement must be in writing and signed by authorized representatives of both parties hereto.

     17.14 Parties Executing. The parties executing this Agreement warrant that they have the requisite authority to do so.


IN WITNESS WHEREOF, the parties hereunto have executed this Agreement.


"INGRAM"                           "VENDOR"

Ingram Micro Inc.                  Radius Inc.
2801 S. Yale Street                1710 Fortune Drive
Santa Ana, CA 92704                San Jose, CA 95131



By:  /s/ Sanat Dutta               By:  /s/ Barry James Folsom
     ---------------                    ----------------------
Sanat K. Dutta                     Barry James Folsom
Senior Vice President              President and Chief Executive
Operations Officer

                                  ADDENDUM ONE

                TO THE DISTRIBUTION AGREEMENT BETWEEN RADIUS INC.
                              AND INGRAM MICRO INC.

This Addendum to the Distribution Agreement dated June 5, 1991 by and between Radius Inc. ("VENDOR") and Ingram Micro Inc. ("INGRAM") is made as of April 1, 1992. Unless otherwise indicated, all capitalized terms are defined in the Distribution Agreement.


1.   DISTRIBUTION RIGHTS.

     Section 2.1 of the Distribution Agreement is deleted and replaced with the following:

     2.1 Vendor hereby grants to Ingram, and Ingram accepts, the nonexclusive right to distribute in the United States those Vendor products (the "PRODUCTS") set forth in EXHIBIT A attached hereto as it may be amended by Vendor from time to time in its sole discretion subject only to Section 10.3 below.

     Section 2.3 of the Distribution Agreement is deleted and replaced with the following:

     2.3 Ingram's appointment is expressly limited to distribution of Products within the United States, and Ingram will not knowingly resell Products to any reseller or other customer that intends to sell or otherwise distribute Products to customers located outside of the United States.


2.   REPORTING REQUIREMENTS.

     Section 5.5 of the Distribution Agreement is deleted and replaced with the following:

     5.5 By the eighth (8th) day of each month, Distributor will provide Vendor with: (i) a point of sale report listing each Vendor Product sold during the prior month (excluding sales made to major accounts designated by Vendor ("MAJOR ACCOUNTS")) indicating product model, units, Ingram's costs of goods sold and zip code of the point of sale; and (ii) a separate point of sale report listing each Product sold during the prior month to Major Accounts indicating the units and costs of goods sold to each such Major Account. All point of sale reports will be transmitted to Vendor electronically unless the parties otherwise agree to an alternative manner of delivery and need not contain serial numbers.
Ingram will also provide Vendor with standard inventory reports on a weekly basis.

3.   DEFECTIVE PRODUCTS.

     Section 4.2 of the Distribution Agreement is amended as follows:

     4.2 At no charge to Ingram, Vendor shall provide (i) sales literature and advertising materials in reasonable quantities, and (ii) reasonable training and support in the sale and use of the Product to Ingram's employees and customers, if requested by Ingram.

     Section 11.2 of the Distribution Agreement is deleted and replaced with the following:

     11.2 Distributor will have the exclusive responsibility to support its resellers. This support will include answering questions from resellers, providing Product updates to such resellers if Distributor so desires, and replacing defective Products that fail within Vendor's limited warranty with new or refurbished Products. If Distributor's resellers are contacting Vendor directly with respect to

Products, Vendor will refer such resellers to Distributor. Distributor's obligations with respect to defective Products are set forth below.

          (i) COMMUNICATIONS WITH RESELLERS. Distributor shall instruct its resellers to return to Distributor all defective Products that fail within Vendor's limited warranty along with a copy of the end user invoice for the defective Product, IF AVAILABLE. Distributor, and/or its resellers, will be responsible for all shipping and insurance charges incurred when transporting such defective Products from a reseller location to Distributor and when transporting new or refurbished replacement Products from Distributor to a reseller location. With regard to Products that fail outside of the Vendor warranty period, Distributor will notify its resellers that they are to refer customers with such Products to the nearest Vendor authorized service center. Vendor will supply Distributor, and Distributor will in turn make available to each of its resellers that purchase Products, a complete listing of Vendor's authorized service centers as it may be updated by Vendor from time-to-time.

          (ii) DOA PRODUCTS REPLACED BY EXISTING INVENTORY. When a reseller returns to Distributor a dead on arrival Product (a "DOA PRODUCT") (defined below) and the Distributor or the reseller have an identical new unit in inventory, Distributor will either (1) promptly replace the DOA Product with an identical NEW Product from Distributor's inventory of such Products, or (2) extend the reseller a credit for the returned DOA Product if the reseller provides the end user with a new Product from the reseller's inventory of such Products. Provided that Distributor first returns these DOA Products to Vendor in accordance with Section 11.2(iv) below, Vendor will grant Distributor a credit equal to the purchase price (as adjusted for any subsequent price protection or other credits) for such returned units. If Vendor determines that the returned unit does not qualify as a DOA, Vendor will invoice Distributor for shipping, insurance and an appropriate handling charge. A DOA Product, as that term is used in this Section 11.2, means any Product that fails to operate as specified by Vendor within thirty (30) days of its delivery to an end user.

          (iii) DEFECTIVE PRODUCTS REPLACED WITH AN ADVANCE EXCHANGE. If a Product is returned to Distributor that fails within Vendor's warranty period but outside of the thirty (30) day DOA period (a "WARRANTY PRODUCT"), or a DOA Product is returned to Distributor and neither Distributor nor the reseller have an identical new replacement unit in stock so that the failed unit cannot be replaced out of inventory, Distributor will immediately notify Vendor of the particular reseller that requires a replacement unit. Vendor will then issue Distributor an RMA number for the defective Product and will promptly ship a replacement unit (an identical new product in the case of a DOA failure or a refurbished replacement unit in the case of a warranty failure) to the reseller at no charge in advance of Vendor's receipt of the defective Product. (If Radius receives a request for an RMA number for a defective Product before before 1:00 p.m. PST on a week day, Vendor will use its best efforts to ship the replacement unit that same day and in any event will ship the replacement unit within two (2) business days following Distributor's request for an RMA number (subject to product availability)). If Vendor determines that the returned unit does not qualify as a DOA or Warranty Product, Vendor will invoice Distributor for shipping, insurance and an appropriate handling charge.

          (iv) MONTHLY BATCHING OF DEFECTIVE PRODUCTS. Distributor will inform Vendor by the fifth (5th) day of each month of the number of defective Products returned to Distributor in the prior month and Vendor will then promptly issue a return material authorization ("RMA") number or numbers for these defective Products. By the eighth (8th) day of each month, Distributor will batch these defective Products and ship them to Vendor along with (1) a copy the Distributor's invoice to the reseller for each such Product, and (2) IF AVAILABLE, a copy of the end user invoice for the defective Product, so that Vendor can confirm that the Product failed within the DOA period or the warranty period. Vendor shall pay all inbound shipping and insurance charges on all properly returned defective Products (i.e. both DOA Products and Warranty Products).

          (v) RETURN OF DEFECTIVE PRODUCTS. To facilitate and expedite advance exchanges under Section 11.2 (iii) above, Radius will ship replacement units to Distributor's resellers before Radius receives a failed defective unit. On a quarterly basis, the parties agree to review the advance exchange process and determine whether the defective units have been accounted for. In the event defective units are not returned to Radius on a regular basis, the parties will work together in good faith to make appropriate adjustments in the advance exchange process.

          (vi) MARKING BOXES. Distributor will indicate on each box shipped to Vendor containing defective Products the appropriate RMA number, product number and serial number for each defective Product included in that box. Such numbers may be marked on the box directly, included on a packing label that is securely fastened to the box, or indicated on the box by attaching stickers/labels supplied to Distributor by Vendor for that purpose.

          (vii) REFURBISHED INVENTORY. If Distributor desires to build an inventory of refurbished replacement units for those Products that have an above average failure rate, Distributor may purchase one or more refurbished replacement units at Vendor's then current charge for the refurbished replacement units and shall pay all related shipping and insurance charges.

3. EFFECT ON THE DISTRIBUTION AGREEMENT; MISCELLANEOUS. Except as expressly modified by this Addendum, the terms and conditions of the Distribution Agreement shall remain in full force and effect, and Ingram and Vendor agree to remain bound by the provisions thereof. This Addendum shall become effective on the date first indicated above only after it has been signed by Vendor and Ingram. This Addendum may be executed in counterparts, both of which together will constitute one agreement.

     IN WITNESS WHEREOF, the parties have executed this Addendum on the date(s) specified below:


RADIUS INC.                             INGRAM MICRO INC.


Signature: /s/ Michael D. Boich    Signature: /s/ Sanat Dutta
           --------------------               ----------------------------------

Name:   Michael D. Boich           Name:   Sanat Dutta
        -----------------------            -------------------------------------

Title:  President & CEO            Title:  Senior Vice President, Operations
        -----------------------            -------------------------------------

Date:   December 24, 1992          Date:   December 15, 1992
        -----------------------            -------------------------------------

                                   CONFIDENTIAL TREATMENT HAS BEEN
                                   REQUESTED WITH RESPECT TO INFORMATION
                                   CONTAINED WITHIN THE "[**]."  SUCH
                                   MARKED PORTIONS HAVE BEEN OMITTED FROM
                                   THIS FILING AND HAVE BEEN FILED
                                   SEPARATELY WITH THE SECURITIES AND
                                   EXCHANGE COMMISSION.


VIA FACSIMILE

May 30, 1995

Mr. Sanat Dutta
Executive Vice President
Ingram Micro Inc.
1600 E. St. Andrews Place
Santa Ana, CA 92799

Dear Sanat:

This letter describes the basis for an exclusive distribution agreement between Radius and Ingram for the distribution of Radius' Macintosh compatible systems in the United States and Canada. The first part of this letter builds on our discussions during the meeting on Friday, May 19, 1995 by outlining the key terms of this exclusive relationship. With these terms in place, Ingram and Radius can commence exclusive distribution of Radius systems. The second part of the letter outlines additional issues that we will work together to address over the next 30 days.


A.  EXCLUSIVE DISTRIBUTION TERMS

1. The content of the Systems Business Marketing Plan dated May 19, 1995 that was prepared by Ingram ("Ingram's Proposal"), a copy which is enclosed, was the basis of our May 19, 1995 meeting. It outlines the initial activities and resources required to implement our exclusive relationship. Based on Ingram's proposal, Radius appoints Ingram as its exclusive distributor for Radius branded Macintosh compatible systems in the United States and Canada.

2. This appointment will remain in effect for two years but may be terminated by either Radius or Ingram upon 120 days prior written notice.

3. Ingram's Proposal commits to an extensive plan for launching systems within Ingram and to Ingram resellers at a cost to Radius of [**]. It also details an additional [**] peripheral products marketing fund to be established by Radius. Ingram and Radius also agree to [**] ongoing sales and marketing activities. These activities will include [**] for reseller customers and may include [**] for resellers. The [**] shall not be greater than [**] annually.

4. Radius and Ingram will develop a one year Sales and Marketing Plan by July 1, 1995 detailing our sales and marketing activities and associated budget requirements. The funding described above will be allocated in accordance with the Sales and Marketing Plan. All of these funds will be allocated and managed in a manner that is consistent with Radius' current MDF process; however, the funds will be based on a [**] described in the Sales and Marketing Plan.

                                   CONFIDENTIAL TREATMENT HAS BEEN
                                   REQUESTED WITH RESPECT TO INFORMATION
                                   CONTAINED WITHIN THE "[**]."  SUCH
                                   MARKED PORTIONS HAVE BEEN OMITTED FROM
                                   THIS FILING AND HAVE BEEN FILED
                                   SEPARATELY WITH THE SECURITIES AND
                                   EXCHANGE COMMISSION.

Mr. Sanat Dutta
May 30, 1995
Page 2 of 6


5. We have agreed to a dedicated sales and marketing organization, described in Ingram's Proposal, and we will begin to implement that organizational plan immediately.

6. Ingram agreed that it will not distribute any other Mac O/S licensee's Macintosh compatible systems without written approval from Radius, which will not be unreasonably withheld, so long as Ingram is the exclusive distributor for Radius branded Macintosh compatible systems. This limitation will not, however, preclude Ingram from distributing Macintosh compatible systems based on the Common Reference Hardware Platform that may be developed in the future by those vendors that currently distribute systems products through Ingram.

7. Ingram will sell Radius Macintosh compatible systems to other master resellers and commercial distributors under Ingram's normal terms and conditions should those organizations desire to purchase and resell such products.

8. Radius' pricing to Ingram will be based on the assumption that Ingram's pricing and terms to its customers will be consistent with its pricing and terms for other manufacturer's systems products. Radius anticipates setting a price for its systems that is approximately [**]. However, Radius reserves the right to determine pricing as it deems appropriate in light of overall business conditions.

9. Radius may utilize Ingram Labs for certification testing for our systems products and other peripheral and software products. The first [**] in testing costs per year will be at Ingram's expense; any additional testing costs will be paid by Radius. Ingram will develop a Radius [**] for Ingram's and Radius' customers and field organizations. The [**]will be budgeted within the Sales and Marketing Plan.

10. In addition to providing the reporting capabilities described in Ingram's Proposal, Ingram will provide serial number reporting by [**] as part of its EDI record electronic reporting.

11. For a period of [**] months beginning with the first shipment of Radius system products to Ingram, Ingram will pay Radius within [**] of receipt of such systems products. During this [**]month period, the price charged to Ingram for Radius systems may be increased to reflect this [**]payment plan. Following this [**]month period, all payments will be [**] and any change in the price charged to Ingram for Radius systems reflecting the return to [**]payment terms will not result in [**].

12. Radius will ship to Ingram distribution sites with all shipping costs [**]. [**]will determine the carrier for all [**]freight.

                                   CONFIDENTIAL TREATMENT HAS BEEN
                                   REQUESTED WITH RESPECT TO INFORMATION
                                   CONTAINED WITHIN THE "[**]."  SUCH
                                   MARKED PORTIONS HAVE BEEN OMITTED FROM
                                   THIS FILING AND HAVE BEEN FILED
                                   SEPARATELY WITH THE SECURITIES AND
                                   EXCHANGE COMMISSION.

Mr. Sanat Dutta
May 30, 1995
Page 3 of 6


13. Ingram will distribute Radius systems products only to resellers that have been authorized by Radius under its Radius systems reseller authorization process. Radius will not unreasonably withhold approval of additional resellers that Ingram may suggest from time to time.

14. Radius' current build plan, product offerings, and pricing are described below but may be changed by Radius in its discretion based on component availability, development schedules, market conditions, and other factors.

   In [**], Radius will ship to Ingram approximately [**] systems. These systems will cost Ingram approximately [**] each.

   In [**], Radius will ship Ingram [**] units. These units are [**] units configured two ways: [**]configured priced at an estimated [**] and a [**]configured system priced at an estimated [**]. We discussed those configurations at our prior meetings. We anticipate that [**] units will be [**]configured.

   From [**], Radius will ship Ingram [**] units configured as indicated above. We estimate that [**]of these units will be [**]configured and the remainder will be [**]configured. The pricing will be the same as noted above.

   From [**], Radius will ship to Ingram an estimated [**]units. We expect to build and ship [**] units which are [**]systems. [**]of these units will be [**]configured and[**] will be [**]configured units. The pricing for these units is estimated to be [**] and [**] respectively. During this period we also expect to introduce the [**] system (which is a [**] system) and [**] unit. Both of these systems will be [**]configured [**]and are anticipated to include [**] of memory, a [**] hard drive, and a CD. As we discussed, we may [**]that configuration further upon your request. The pricing for these systems is estimated to be [**] and [**] respectively. We expect to build and ship to Ingram [**] systems and [**] systems during this period.

    Beyond [**] our product offerings have not been determined; although we expect to bring a [**] system to market in [**]referred to as [**]."

                              CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO INFORMATION CONTAINED WITHIN THE "[**]." SUCH MARKED PORTIONS HAVE BEEN OMITTED FROM THIS FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Mr. Sanat Dutta
May 30, 1995
Page 4 of 6

15. The systems products developed by Radius described above will meet [**] and will be of comparable quality to systems offered by other Ingram vendors.
Radius will attempt to obtain the highest possible ratings for its system products in MACWORLD and MACUSER. Radius will also create market awareness programs, and review such programs with Ingram prior to implementation, that are consistent with the goal of creating demand for the above described volumes of Radius systems products.

16. Ingram agrees to place firm purchase orders for all of the units that Radius will manufacture through December not to exceed the unit numbers described above. Radius and Ingram will prepare purchase orders for the period from [**] together upon the acceptance of this letter by Ingram. Radius will need to receive Ingram's firm purchase orders by [**] for the period from [**]. For all quarters after [**], Ingram agrees to place firm purchase orders at least [**] in advance of each quarter. We anticipate that Radius will build and ship to Ingram an estimated [**] total systems per quarter during calendar 1996. Ingram agrees that it will provide Radius' manufacturing and financing partners with documentation evidencing Ingram's purchase orders if Radius determines that such documentation is needed to assure the continued supply of Radius systems.

17. All Ingram purchase orders will be non-modifiable and non-cancelable with the following two exceptions: (i) Ingram may increase or decrease a purchase order by up to [**] of the units to be shipped under that purchase order provided that Ingram provides Radius with written notice at least [**] prior to the scheduled ship date; and (ii) Ingram may increase or decrease a purchase order by up to [**] of the units to be shipped under that purchase order provided that Ingram provides Radius with written notice at least [**] prior to the scheduled ship date. Ingram agrees that it will make no more than one modification per purchase order. In the event the quantity ordered is increased as a result of a purchase order change, Radius will use commercially reasonable efforts to provide the additional units but will not be liable to Ingram if it cannot do so.

18. Because this is an exclusive agreement, we have entered an extremely unique alliance that creates a new business for both Ingram and Radius. As such, we need to make certain that the marketing programs we have discussed are effectively implemented so that all Radius systems delivered to Ingram are sold through to end-users. Accordingly, we have agreed that there [**] for Radius systems products. Defective units are, of course, exempt from this practice and will be governed by Radius' service and exchange policies. If for any reason our systems are not selling, we will work together to develop a plan to sell them. In such an event, Radius would assess, and implement where appropriate, a variety of strategies for improving sales such as [**].

                                   CONFIDENTIAL TREATMENT HAS BEEN
                                   REQUESTED WITH RESPECT TO INFORMATION
                                   CONTAINED WITHIN THE "[**]."  SUCH
                                   MARKED PORTIONS HAVE BEEN OMITTED FROM
                                   THIS FILING AND HAVE BEEN FILED
                                   SEPARATELY WITH THE SECURITIES AND
                                   EXCHANGE COMMISSION.

Mr. Sanat Dutta
May 30, 1995
Page 5 of 6

19. [**] for Radius' Macintosh systems products will be as follows: [**], and Radius will [**] for, all units of Radius systems [**]. Inventory reports must be received within thirty (30) days of the effective date of the price reduction for Ingram to receive a price protection credit. Radius may conduct reasonable auditing procedures to verify the inventory quantities subject to the credit.

20. The general manager of the Ingram/Radius exclusive alliance for Ingram will be Sanat Dutta, Executive Vice President.

21. If Radius determines that its revenues will not reach its target for its third fiscal quarter ending on June 30, 1995 as a result of the announcement of this exclusive relationship[**].

B.  ADDITIONAL ISSUES

There were several other issues and programs discussed on May 19, 1995 that require further evaluation or will be implemented over time as described in the Sales and Marketing Plan.

1. We discussed the creation of a [**] collaborative approach leveraging Ingram's and Radius' corporate marketing organizations. The budget for these activities has not yet been determined. However, the Sales and Marketing Plan will include both the marketing activities and the budget requirements when defined.

2. We discussed the creation of a "Radius Advantage" program utilizing Ingram's [**]. This resource is critical to Radius, and we will begin to evaluate the program immediately.

3. We discussed the creation of a [**] program administered through Ingram logistics. Ingram will buy these [**]at [**]pricing.

4. We discussed the value of enhancing the Radius brand and how important it is to have Ingram's assistance in that effort. To further that goal, we agreed that it was to everyone's advantage to [**] for our resellers and end-users that will include [**].

C.  EFFECT OF LETTER

Section A of this letter ("Exclusive Distribution Terms") amends the Ingram/Radius Distribution Agreement dated June 5, 1991 as amended on April 1, 1992 (the "Distribution Agreement") and is binding on the parties. In the event that any of the terms of Section A conflict with the Distribution Agreement, the provisions of Section A will prevail. Otherwise, the terms and conditions of the Distribution Agreement

                                   CONFIDENTIAL TREATMENT HAS BEEN
                                   REQUESTED WITH RESPECT TO INFORMATION
                                   CONTAINED WITHIN THE "[**]."  SUCH
                                   MARKED PORTIONS HAVE BEEN OMITTED FROM
                                   THIS FILING AND HAVE BEEN FILED
                                   SEPARATELY WITH THE SECURITIES AND
                                   EXCHANGE COMMISSION.

Mr. Sanat Dutta
May 30, 1995
Page 6 of 6

remain in effect. Please sign below to indicate that you are in agreement with the terms set forth in Section A.

While the terms of Section A are binding, we will work together to prepare by July 1, 1995 a new distribution agreement to both further document the terms that we have agreed to and to address any other issues of concern that may arise as we begin our exclusive relationship.

On behalf of the entire Radius organization, I want to congratulate Ingram for an incredibly fast response to this proposition and to Radius' questions and concerns. Your management team has approached this opportunity in an extremely professional manner. We look forward to a mutually profitable relationship that will set a new industry standard for product distribution and marketing.

Personal regards,

RADIUS INC.

/s/ J. Daniel Shaver

J. Daniel Shaver
Vice President Worldwide Sales and Marketing


AGREED AND ACCEPTED BY:

Ingram Micro Inc.



Signature:  /S/ SANAT K. DUTTA
            --------------------
Name:  SANAT K. DUTA
       -------------------------
Title:  EXECUTIVE VICE PRESIDENT
        ------------------------
Date:  JUNE 2, 1995
       -------------------------

                                   CONFIDENTIAL TREATMENT HAS BEEN REQUESTED
                                   WITH RESPECT TO INFORMATION CONTAINED WITHIN
                                   THE "[**]."  SUCH MARKED PORTIONS HAVE BEEN
                                   OMITTED FROM THIS FILING AND HAVE BEEN FILED
                                   SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                   COMMISSION.



July 14, 1995

Mr. Sanat K. Dutta
Executive Vice President
Ingram Micro Inc.
1600 E. St. Andrew Place
P.O. Box 25125
Santa Ana, CA  92799-5125

Dear Sanat:

This is to confirm our most recent discussion regarding [**] and [**].

Radius has agreed to allow Ingram Micro to distribute [**] products provided that (i) [**]products are designed to be [**] with a suggested retail price of [**], and (ii) do not directly compete with a product offered by Radius.

In consideration for the above, Radius may use the distribution services of [**] for the [**] market provided that [**] is not given any marketing or pricing advantage over Ingram Micro.

If this letter correctly states our understanding and agreement, please sign the enclosed copy of this letter and return it to me.

Regards,                                Agreed:

/s/ J. Daniel Shaver                    /s/ Sanat K. Dutta
--------------------------------        ----------------------------------------
J. Daniel Shaver                        Sanat K. Dutta
V.P. Worldwide Sales & Marketing        Executive Vice President
Radius Inc.                             Ingram Micro Inc.